UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2010
(Date of report; date of
earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center
P.O. Box 200  Detroit, Michigan
48265-2000
(Address of principal executive offices)
(Zip Code)

(866) 710-4623
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On December 23, 2010 (the “Effective Date”), each of GMAC Mortgage, LLC (“GMACM”), Residential Capital, LLC, Residential Funding Securities, LLC, Residential Asset Mortgage Products, Inc., Residential Funding Company LLC, Residential Funding Mortgage Securities I, Inc., Residential Accredit Loans, Inc. and Homecomings Financial LLC (each wholly-owned subsidiaries of Ally Financial Inc. (“Ally”), and collectively referred to herein as the “ResCap Parties”) entered into a Settlement Agreement (the “Agreement”) with the Federal National Mortgage Association (“Fannie Mae”).

Pursuant to the Agreement, in exchange for a cash payment of $461.5 million, Fannie Mae agreed to release the ResCap Parties and their affiliated entities (excluding Ally Bank), including all officers, directors, employees, shareholders, members and agents of the ResCap Parties (collectively, the “ResCap Released Parties”) from certain potential mortgage related liabilities as described below.

The Agreement includes a release of the ResCap Released Parties from potential liability related to Covered Mortgages (as defined below) with respect to mortgage repurchase obligations related to breaches of selling representations and warranties.  For this purpose, “Covered Mortgages” include all mortgages serviced by GMACM on behalf of Fannie Mae as of, or prior to, June 30, 2010, subject to certain exclusions.  GMACM continues to be responsible for other contractual obligations it has with Fannie Mae with respect to the Covered Mortgages, including, for example, all indemnification obligations that may arise in connection with the servicing of mortgages.

The Agreement also includes a release of the ResCap Released Parties with respect to all claims, whether under federal or state securities law, contract law, or otherwise, related to any actions or inactions prior to the Effective Date that relate to certain mortgage-backed securities that were purchased by Fannie Mae (the “Covered Securities”).  Fannie Mae has further agreed not to enforce, or take action to cause enforcement of, any potential representation or warranty claim relating to the mortgage loans underlying the Covered Securities.  The foregoing release does not cover any violation of servicing obligations including, without limitation, any failure to comply with any requirements of law applicable to foreclosing on property serving as collateral for any applicable mortgage loan.

As previously disclosed, the Federal Housing Finance Agency (the “FHFA”), as conservator of Fannie Mae and Freddie Mac, announced on July 12, 2010, that it issued 64 subpoenas to various entities seeking documents related to private-label mortgage-backed securities in which Fannie Mae and Freddie Mac had invested.  Certain of these subpoenas were directed at certain ResCap Parties (the “ResCap Party Subpoenas”).  In connection with the Agreement, the FHFA has agreed to withdraw the ResCap Party Subpoenas that relate to Fannie Mae.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLY FINANCIAL INC. (Registrant)

Dated: December 27, 2010	/S/ David J. DeBrunner David J. DeBrunner Vice President, Chief Accounting Officer and Controller